Exhibit 99.2

News Release 2901 Butterfield Road Oak Brook, Ill. 60523 www.inland-investments.com

FOR IMMEDIATE RELEASE

DATE:             February 5, 2018

CONTACT: Nicole Spreck, Inland Communications

(630) 586-4896    nicole.spreck@inlandgroup.com

Inland Residential Properties Trust, Inc. Declares NAV per Share

Oak Brook, Ill. – Inland Residential Properties Trust, Inc. (“Inland Residential” or the “Company”), a non-listed real estate investment trust sponsored by Inland Real Estate Investment Corporation (“Inland Investments”), announced today that its board of directors approved an estimated per share net asset value (“NAV”) of $23.15 for the Company’s Class A Shares, $24.32 for Class T Shares and $23.55 for Class T-3 Shares, as of December 31, 2017. The estimated per share NAVs represent an increase over the Net Investment Value shown on investor account statements of 2.9 percent, 8 percent and 4.6 percent, respectively. This is the first time the Company has determined an estimated per share NAV.

Inland Residential engaged Duff & Phelps, LLC, a leading global valuation advisor with expertise in complex valuation, to provide the valuation analysis of the Company.

“Multifamily real estate has been a core competency of The Inland Real Estate Group of Companies, Inc. for a half-century,” said Mitchell Sabshon, chief executive officer and president of Inland Real Estate Investment Corporation. “Inland Residential’s portfolio of high quality residential properties in attractive locations underscores our Company’s deep knowledge, innovation and property management expertise in the multifamily sector. I am pleased that we are continuing to add value to this cornerstone real estate sector as evident in Inland Residential’s valuation.”

As previously announced in an industry-leading policy change, Inland Residential does not, and Inland Investments’ future non-listed real estate investment trusts (“REITs”) will not, charge any real estate-related transaction fees, providing a lower fee, institutional-type structure to investors.

“As the first company in the industry to eliminate all real estate-related transaction fees, we believe this fee structure will have a positive impact on entity-level performance and emphasizes Inland Investments’ commitment to standing shoulder-to-shoulder with our investors,” said Sabshon. “Eliminating transaction-based fees has created a business model that allows us to better align our interests with those of our REIT investors.”

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News Release 2901 Butterfield Road Oak Brook, Ill. 60523 www.inland-investments.com

About Inland Residential Properties Trust, Inc.

Inland Residential Properties Trust, Inc. was formed to acquire, directly or indirectly, a geographically diverse portfolio primarily of Class A and Class B multifamily properties located in the top 100 metropolitan statistical areas throughout the United States. Inland Residential Properties Trust, Inc. is sponsored by Inland Real Estate Investment Corporation.

This is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by the prospectus that has been filed or registered with appropriate state and federal regulatory agencies. No regulatory agency has approved or disapproved of the securities of Inland Residential. Any representation to the contrary is unlawful.

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Residential with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Residential believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Residential undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Inland Residential or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.